UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 9, 2007
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On May 9, 2007, Finisar Corporation (the “Company”) issued a press release announcing its updated financial expectations for its fourth fiscal quarter and fiscal year ended April 30, 2007. A copy of this press release is attached hereto as Exhibit 99.1.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. Furthermore, the information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 8.01 Other Events.
The following information updates previous disclosure regarding certain pending legal proceedings.
Patent Litigation
On April 4, 2005, the Company filed an action for patent infringement in the United States District Court for the Eastern District of Texas against the DirecTV Group, Inc., DirecTV Holdings, LLC, DirecTV Enterprises, LLC, DirecTV Operations, LLC, DirecTV, Inc., and Hughes Network Systems, Inc. (collectively, “DirecTV”). The lawsuit involves the Company’s U.S. Patent No. 5,404,505 (the “‘505 patent”), which relates to technology used in information transmission systems to provide access to a large database of information. On June 23, 2006, following a jury trial, the jury returned a verdict that the Company’s patent had been willfully infringed and awarded the Company damages of $78,920,250.25. In a post-trial hearing held on July 6, 2006, the Court determined that, due to DirecTV’s willful infringement, those damages would be enhanced by an additional $25 million. Further, the Court awarded the Company pre-judgment interest on the jury’s verdict in the amount of 6% compounded annually from monthly figures beginning April 4, 1999, amounting to approximately $13.4 million. Finally, the Court awarded the Company costs of $147,282.36 associated with the litigation. The Court declined to award the Company its attorney’s fees. The Court denied the Company’s motion for injunctive relief, but ordered DirecTV to pay a compulsory ongoing license fee to the Company at the rate of $1.60 per set-top box activated by or on behalf of DirecTV for the period beginning June 16, 2006 through the duration of the patent, which expires in April 2012. The Court entered final judgment in favor of the Company and against DirecTV on July 7, 2006. On September 1, 2006, the Court denied DirecTV’s post-trial motions seeking to have the jury verdict set aside or reversed and requesting a new trial on a number of grounds. In another written post-trial motion, DirecTV asked the Court to allow DirecTV to place any amounts owed the Company under the compulsory license into an escrow account pending the outcome of any appeal and for those amounts to be refundable in the event that DirecTV prevails on appeal. The Court granted DirecTV’s motion and payments under the compulsory license are being made into an escrow account pending the outcome of the appeal. As of April 13, 2007, DirecTV has deposited approximately $17.8 million into escrow pursuant to its obligations under the compulsory license. These escrowed funds represent DirecTV’s compulsory royalty payments for the period from June 17, 2006 through March 31, 2007. DirecTV and the Company both filed appeals with the United States Court of Appeals for the Federal Circuit. The appeals have been consolidated. In its opening brief filed on March 28, 2007, DirecTV raised issues related to claim interpretation of the ‘505 patent, its infringement of the ‘505 patent, the validity of the ‘505 patent and the trial court’s findings of willfulness and enhanced damages. The current briefing schedule calls for briefs to be filed through August 10, 2007. No date has been set for oral argument on the appeals.
On July 7, 2006, Comcast Cable Communications Corporation, LLC (“Comcast”) filed a complaint against the Company in the United States District Court for the Northern District of California, San Francisco Division. Comcast seeks a declaratory judgment that the Company’s ‘505 patent is not infringed and is invalid. The ‘505 patent is the same patent alleged by the Company in its lawsuit against DirecTV. The Company’s motion to dismiss the declaratory judgment action was denied on November 9, 2006. As a result, on November 22, 2006, the Company filed an answer and counterclaim alleging that Comcast infringes the ‘505 patent and seeking damages to be proven at trial. The court held a claim construction hearing and, on April 6, 2007, issued its claim construction ruling. Discovery is now underway. A jury trial has been scheduled for March 3, 2008.

On July 10, 2006, EchoStar Satellite LLC, EchoStar Technologies Corporation and NagraStar LLC (collectively “EchoStar”) filed an action against the Company in the United States District Court for the District of Delaware seeking a declaration that EchoStar does not infringe, and has not infringed, any valid claim of the Company’s ‘505 patent. The ‘505 patent is the same patent that is in dispute in the DirecTV and Comcast lawsuits. On October 24, 2006, the Company filed a motion to dismiss the action for lack of a justiciable controversy. The court has not issued a decision on the Company’s motion.
On April 27, 2007, the Company filed an action for patent infringement in the United States District Court for the Eastern District of Texas, Lufkin Division, against XM Satellite Radio Holdings, Inc., XM Satellite Radio, Inc., and XM Radio, Inc. (collectively, “XM”), and Sirius Satellite Radio, Inc. and Satellite CD Radio, Inc. (collectively, “Sirius”). The lawsuit alleges that XM and Sirius have infringed and continue to infringe the Company’s ‘505 patent and seeks an injunction to prevent further infringement, actual damages to be proven at trial, enhanced damages for willful infringement and attorneys’ fees. The lawsuit has been served on all defendants. The defendants have yet to respond. Judge Clark, the same judge who presided over the DirecTV trial, has been assigned to the case.
Requests for Re-Examination of the ‘505 Patent
Two requests for re-examination of the Company’s ‘505 patent have been filed with the United States Patent and Trademark Office (“PTO”). The ‘505 patent is the patent that is in dispute in the DirecTV, EchoStar, Comcast and XM/Sirius lawsuits. On December 11, 2006, the PTO entered an order granting the first request and, on March 21, 2007, the PTO entered an order granting the second request. The Company expects that the PTO will take steps to consolidate these two requests into one request for re-examination. In pertinent part, the prior art technology cited in the re-examination requests is the same art that was presented in the DirecTV case where a jury and the court upheld the validity of the Company’s ‘505 patent. During the re-examination, some or all of the claims in the ‘505 patent could be invalidated or revised to narrow their scope, either of which could have a material adverse impact on the Company’s position in the lawsuits. The PTO has yet to issue a substantive office action in these proceedings.
Securities Class Action
A securities class action lawsuit was filed on November 30, 2001 in the United States District Court for the Southern District of New York (the “Court”), purportedly on behalf of all persons who purchased the Company’s common stock from November 17, 1999 through December 6, 2000. The complaint named as defendants Finisar, Jerry S. Rawls, the Company’s President and Chief Executive Officer, Frank H. Levinson, the Company’s former Chairman of the Board and Chief Technical Officer, Stephen K. Workman, the Company’s Senior Vice President and Chief Financial Officer, and an investment banking firm that served as an underwriter for the Company’s initial public offering in November 1999 and a secondary offering in April 2000. The complaint, as subsequently amended, alleges violations of Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(b) of the Securities Exchange Act of 1934, on the grounds that the prospectuses incorporated in the registration statements for the offerings failed to disclose, among other things, that (i) the underwriter had solicited and received excessive and undisclosed commissions from certain investors in exchange for which the underwriter allocated to those investors material portions of the shares of the Company’s stock sold in the offerings and (ii) the underwriter had entered into agreements with customers whereby the underwriter agreed to allocate shares of the Company’s stock sold in the offerings to those customers in exchange for which the customers agreed to purchase additional shares of the Company’s stock in the aftermarket at pre-determined prices. No specific damages are claimed. Similar allegations have been made in lawsuits relating to more than 300 other initial public offerings conducted in 1999 and 2000, which were consolidated for pretrial purposes. In October 2002, all claims against the individual defendants were dismissed without prejudice. On February 19, 2003, the Court denied defendants’ motion to dismiss the complaint. In July 2004, the Company and the individual defendants accepted a settlement proposal made to all of the issuer defendants. Under the terms of the settlement, the plaintiffs will dismiss and release all claims against participating defendants in exchange for a contingent payment guaranty by the insurance companies collectively responsible for insuring the issuers in all related cases, and the assignment or surrender to the plaintiffs of certain claims the issuer defendants may have against the underwriters. Under the guaranty, the insurers will be required to pay the amount, if any, by which $1 billion exceeds the aggregate amount ultimately collected by the plaintiffs from the underwriter defendants in all the cases. If the plaintiffs fail to recover $1 billion and payment is required under the guaranty, the

Company would be responsible to pay its pro rata portion of the shortfall, up to the amount of the self-insured retention under the Company’s insurance policy, which may be up to $2 million. The timing and amount of payments that the Company could be required to make under the proposed settlement will depend on several factors, principally the timing and amount of any payment that the insurers may be required to make pursuant to the $1 billion guaranty. The Court gave preliminary approval to the settlement in February 2005 and held a hearing in April 2006 to consider final approval of the settlement. Before the Court issued a final decision on the settlement, on December 5, 2006, the United States Court of Appeals for the Second Circuit vacated the class certification of the plaintiffs’ claims against the underwriters in six cases designated as focus or test cases. Thereafter, on December 14, 2006, the Court ordered a stay of all proceedings in all of the lawsuits pending the outcome of the plaintiffs’ petition to the Second Circuit Court of Appeals for a rehearing en banc and resolution of the class certification issue. On April 6, 2007, the Second Circuit Court of Appeals denied the plaintiffs’ petition for a rehearing, but clarified that the plaintiffs may seek to certify a more limited class. Accordingly, the stay remains in place and the plaintiffs and issuers have stated that they are prepared to discuss how the settlement might be amended or renegotiated to comply with the decision of the Second Circuit Court of Appeals. If the settlement is not amended or renegotiated and thereafter approved by the Court, the Company intends to defend the lawsuit vigorously. Because of the inherent uncertainty of litigation, however, the Company cannot predict its outcome. If, as a result of this dispute, the Company is required to pay significant monetary damages, its business would be substantially harmed.
Derivative Litigation
Following the announcement by the Company on November 30, 2006 that the Audit Committee of the Board of Directors had voluntarily commenced an investigation of the Company’s historical stock option grant practices, the Company was named as a nominal defendant in several shareholder derivative cases. These cases have been consolidated into two proceedings pending in federal and state courts in California. The federal court cases have been consolidated in the United States District Court for the Northern District of California. The state court cases have been consolidated in the Superior Court for the State of California for the County of Santa Clara. Plaintiffs in all cases have alleged that certain current or former officers and directors of the Company caused it to grant stock options at less than fair market value, contrary to the Company’s public statements (including its financial statements), and that, as a result, those officers and directors are liable to the Company. No specific amount of damages has been alleged, and by the nature of the lawsuits no damages will be alleged, against the Company. The Company has moved to stay the state court case in deference to the federal court case. The Company has agreed that the plaintiffs in the federal court case may file an amended complaint to reflect the results of the stock option investigation announced by the Audit Committee.
Litigation Against U. S. Bank Trust National Association
On January 4, 2007, the Company received three substantially identical purported notices of default (the “Notices”) from U.S. Bank Trust National Association, as trustee (the “Trustee”) for the Company’s 2 1/2% Convertible Senior Subordinated Notes due 2010, its 2 1/2% Convertible Subordinated Notes due 2010 and its 5 1/4% Convertible Subordinated Notes due 2008 (collectively, the “Notes”). The Notices asserted that the Company’s failure to timely file its Form 10-Q report for the quarter ended October 29, 2006 (the “October 10-Q”) with the Securities and Exchange Commission (the “SEC”) and to provide a copy to the Trustee constituted a default under each of the three indentures between the Company and the Trustee governing the respective series of Notes (the “Indentures”). The Notices each indicated that, if the Company did not cure the purported default within 60 days, an “Event of Default” would occur under the respective Indenture. As previously reported, the Company has delayed filing the October 10-Q pending the completion of a review of its historical stock option grant practices being conducted by the Audit Committee of its Board of Directors, which is ongoing.
The Company believes that it is not in default under the terms of the Indentures. The Company contends that the plain language of each Indenture requires only that the Company file with the Trustee reports that have actually been filed with the SEC, and that, since the October 10-Q has not yet been filed with the SEC, the Company is under no obligation to file it with the Trustee.
In anticipation of the expiration of the 60-day cure period under the Notices on March 5, 2007, and the potential assertion by the Trustee or the noteholders that an “Event of Default” has occurred and a potential attempt to accelerate payment on one or more series of the Notes, the Company, on March 2, 2007, filed a lawsuit in the

Superior Court for the State of California for the County of Santa Clara against U.S. Bank Trust National Association, solely in its capacity as Trustee under the Indentures, seeking a judicial declaration that the Company is not in default under the three Indentures, based on the Company’s position as described above. The Trustee filed an answer to the complaint generally denying all allegations and also filed a notice of removal of the state case to the United States District Court for the Northern District of California. The Company intends to file a motion to remand the case to the California Superior Court.
As expected, on March 16, 2007, the Company received three additional notices from the Trustee asserting that “Events of Default” under the Indentures have occurred and are continuing based on the Company’s failure to cure the alleged default within the 60-day cure period. Neither the Trustee nor the holders of at least 25% in aggregate principal amount of one or more series of the Notes have declared all unpaid principal, and any accrued interest, on the Notes to be due and payable, although the Trustee stated in the notices that it reserved the right to exercise all available remedies. As of the date hereof, there is $250.3 million in aggregate principal amount of Notes outstanding and an aggregate of approximately $760,000 in accrued interest.
On April 24, 2007, the Company received three substantially identical purported notices of default from the Trustee for each of the Indentures, asserting that the Company’s failure to timely file its Form 10-Q report for the quarter ended January 28, 2007 (the “January 10-Q”) with the SEC and to provide a copy to the Trustee constituted a default under each of the Indentures. The notices each indicated that, if the Company did not cure the purported default within 60 days, an “Event of Default” would occur under the respective Indenture. As previously reported, the Company has delayed filing the January 10-Q pending the completion of a review of its historical stock option grant practices, which is ongoing. The Company believes that it is not in default under the terms of the Indentures for failing to file the January 10-Q for the reasons described above.
Nasdaq Listing
As previously disclosed, the Company received written Staff Determination notices from the Nasdaq Stock Market stating that it was not in compliance with Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Reports on Form 10-Q for the quarters ended October 29, 2006 (the “October 10-Q”) and January 28, 2007 (the “January 10-Q”). In response to the original Staff Determination notice pertaining to the October 10-Q, the Company requested a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”), which was held on February 15, 2007. At the hearing, the Company requested that its common stock continue to be listed pending completion of the Audit Committee’s review of the Company’s stock option practices, the preparation of restated financial statements, if required, and the filing of the October 10-Q. The Company supplemented its request to cover the delayed filing of the January 10-Q.
The Panel issued a decision on April 4, 2007, granting the Company an extension of time to June 11, 2007 to file its October 10-Q and any required restatements of its financial statements and an extension of time to July 3, 2007 to file its January 10-Q. The Company has appealed the Panel’s decision to the Nasdaq Listing and Hearing Review Council (the “Listing Council”) and requested that the Listing Council stay the Panel’s decision, and any future Panel decisions to delist the Company’s securities, pending appeal and grant the Company an extension of time to come into compliance with its reporting obligations until at least August 31, 2007. The Listing Council has requested that the Company make an additional submission for its consideration by August 10, 2007. The Listing Council will then review the matter on the basis of the written record. There can be no assurance that the Listing Council will grant the Company’s request for continued listing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Finisar Corporation dated May 9, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 15, 2007

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Finisar Corporation dated May 9, 2007